As filed with the Securities and Exchange Commission on June 2, 2014
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
______________________
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
______________________
TELEFONAKTIEBOLAGET LM ERICSSON
(Exact Name of Registrant as Specified in Its Charter)
LM ERICSSON TELEPHONE COMPANY
(Translation of Registrant's Name into English)

Kingdom of Sweden	Telefonplan, 164 83 Stockholm, Sweden	N.A.
(State or Other Jurisdiction of Incorporation or Organization)	(Address of Principal Executive Offices Including Zip Code)	(I.R.S. Employer Identification Number)

______________________

ERICSSON STOCK PURCHASE PLAN(1)
(Full Title of the Plan)
______________________

Ericsson Inc.
Vice President
6300 Legacy Drive
Plano, Texas  75024
(Name and Address of Agent For Service)

______________________

(972) 583-0000
(Telephone Number, Including Area Code, of Agent For Service)

______________________

Copy to:

Erin Turley
K&L Gates LLP
1717 Main Street, Ste 2800
Dallas, TX 75201
______________________

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(2)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
B Shares of Telefonaktiebolaget LM Ericsson, Nominal value Swedish Kronor 1.00 each (“Shares”)	58,000,000	$12.29	$712,820,000	$91,811.22

(1)	The Ericsson Stock Purchase Plan is part of the Long-Term Variable Compensation Program and is linked to and includes the Key Contributor Retention Plan and the Executive Performance Stock Plan.
(2)
Pursuant to Rule 416(a) under the Securities Act of 1933 (as amended, the “Securities Act”), this Registration Statement shall be deemed to cover additional Shares that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or other similar transactions.

(3)
Estimated solely for the purposes of calculating the registration fee, pursuant to Rules 457(c) and 457(h) under the Securities Act, based on the average of the high and low prices of  the American Depository Share (“ADS”) (traded under the symbol “ERIC”) reported on the NASDAQ Global Market on May 29, 2014.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is filed by LM Ericsson Telephone Company (the “Company”) pursuant to General Instruction E to Form S-8 to register an additional 58,000,000 Shares under the Ericsson Stock Purchase Plan, which includes the Key Contributor Retention Plan and the Executive Performance Stock Plan (as amended, the “Plan”).  The contents of these Form S-8 Registration Statements are herein incorporated by reference pursuant to General Instruction E to the Form S-8: (a) a Form S-8 Registration Statement filed by the Company on June 20, 2005 (File. No. 333-125978); (b) a Form S-8 Registration Statement filed by the Company on June 19, 2006 (File. No. 333-135116), which Form S-8 Registration Statement included a Post-Effective Amendment No. 1 to the Company’s registration statement on Form S-8 (File No. 333-135116), as filed with the Securities and Exchange Commission (the “Commission”) on April 25, 2007; (c) a Form S-8 Registration Statement filed by the Company on June 6, 2008 (File. No. 333-151490); and (d) a Form S-8 Registration Statement filed by the Company on June 21, 2010 (File. No. 333-167643).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Company with the Commission are hereby incorporated by reference in this Registration Statement:

1.	The Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2013, filed with the Commission on April 8, 2014;

2.	All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since December 31, 2013; and

3.
The description of the Company’s B Shares in Amendment No. 3 to the Company’s Registration Statement on Form F-3 filed with the Commission on August 5, 2002, including any amendments or reports filed for the purpose of updating such description.

In addition, all documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment, which indicates that all securities offered have been sold or which deregisters all of such securities then remaining unsold, are deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the respective dates of filing of such documents. Any statement contained in this Registration Statement or in a document incorporated by reference shall be deemed modified or superseded to the extent that a statement contained in any subsequently filed document which also is or is deemed to be incorporated by reference herein or therein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof, except as so modified or superseded.

Item 8.  Exhibits.

Exhibit No.	Description
4.1	Articles of Association of the Company (Org. #556016-0680) dated August 2004 (incorporated by reference to Exhibit 4.2 of the Company’s Form S-8 filed February 14, 2005 (File No. 333-122785)).

4.2	Specimen certificate representing Non-restricted B Shares of the Company (incorporated by reference to Exhibit 4.1 of the Company's Registration Statement on Form F-1 (File No. 2-82969)).

4.3	Form of certificate representing ADRs of the Company (incorporated by reference to Exhibit A of Amendment No. 1 to the Company's Registration Statement on Form F-6 (File No. 2-82998)).

23.1*	Consent of PricewaterhouseCoopers AB.

24.1*	Power of Attorney (included as part of the Company’s signature page).

99.1	Ericsson Stock Purchase Plan (incorporated by reference to Exhibit 4.1 of the Company’s Post-Effective Amendment No. 1 to Form S-8 filed April 25, 2007 (File No. 333-135116)).

99.2	Amendment One to Ericsson Stock Purchase Plan (incorporated by reference to Exhibit 4.2 of the Company’s Post-Effective Amendment No. 1 to Form S-8 filed April 25, 2007 (File No. 333-135116)).
______________
* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Kingdom of Sweden, on this 2nd day of June, 2014.

TELEFONAKTIEBOLAGET LM ERICSSON (publ)

By:	/s/ Nina Macpherson

Name:	Nina Macpherson
Title:	Senior Vice President and General Counsel

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed on June 2, 2014 by the following persons in the capacities and on the date indicated. Each of the directors and/or officers of the Company whose signature appears below hereby appoints NINA MACPHERSON and JOHN MOORE, and each of them severally as his or her attorney-in-fact and agent, each with full power of substitution, for him or her and in his or her name, place and stead, to sign his or her name and on his or her behalf, in any and all capacities stated below, and to file with the Commission any and all amendments (including post-effective amendments) and supplements to this Registration Statement, as appropriate, and to file the same, with all exhibits thereto, and other documents in connection therewith, and generally to do all such things on their behalf in their capacities as officers and directors to enable the Company to comply with the provisions of the Securities Act, and all requirements of the Commission.

Name and Signature	Title	Date

/s/ Leif Johnasson
Leif Johnasson	Chairman of the Board	June 2, 2014

/s/ Sverker Martin-Löf
Sverker Martin-Löf	Deputy Chairman of the Board of Directors	June 2, 2014

/s/ Jacob Wallenberg
Jacob Wallenberg	Deputy Chairman of the Board of Directors	June 2, 2014

/s/ Hans Vestberg
Hans Vestberg	CEO, President, and Director (Principal Executive Officer)	June 2, 2014

/s/ Jan Frykhammar
Jan Frykhammar	Executive Vice President and CFO (Principal Financial Officer)	June 2, 2014

/s/ Sir Peter L. Bonfield
Sir Peter L. Bonfield	Director	June 2, 2014

/s/ Nora Denzel
Nora Denzel	Director	June 2, 2014

/s/ Börje Ekholm
Börje Ekholm	Director	June 2, 2014

/s/ Alexander Izosimov
Alexander Izosimov	Director	June 2, 2014

/s/ Ulf J. Johansson
Ulf J. Johansson	Director	June 2, 2014

/s/ Kristin Skogen Lund
Kristin Skogen Lund	Director	June 2, 2014

/s/ Hans Vestberg
Hans Vestberg	Director	June 2, 2014

/s/ Par Osterberg
Par Osterberg	Director	June 2, 2014

EXHIBIT INDEX

Exhibit No.	Description
4.1	Articles of Association of the Company (Org. #556016-0680) dated August 2004 (incorporated by reference to Exhibit 4.2 of the Company’s Form S-8 filed February 14, 2005 (File No. 333-122785)).

4.2	Specimen certificate representing Non-restricted B Shares of the Company (incorporated by reference to Exhibit 4.1 of the Company's Registration Statement on Form F-1 (File No. 2-82969)).

4.3	Form of certificate representing ADRs of the Company (incorporated by reference to Exhibit A of Amendment No. 1 to the Company's Registration Statement on Form F-6 (File No. 2-82998)).

23.1*	Consent of PricewaterhouseCoopers AB.

24.1*	Power of Attorney (included as part of the Company’s signature page).

99.1	Ericsson Stock Purchase Plan (incorporated by reference to Exhibit 4.1 of the Company’s Post-Effective Amendment No. 1 to Form S-8 filed April 25, 2007 (File No. 333-135116)).

99.2	Amendment One to Ericsson Stock Purchase Plan (incorporated by reference to Exhibit 4.2 of the Company’s Post-Effective Amendment No. 1 to Form S-8 filed April 25, 2007 (File No. 333-135116)).
______________
* Filed herewith.

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Form S-8, this Registration Statement has been signed below by the undersigned as the duly authorized representative of Telefonaktiebolaget LM Ericsson in the United States on this 2nd day of June, 2014.

By:	/s/ John Moore

Name:	John Moore
Title:	Vice President of Ericsson Inc.